Exhibit 10.8

ASGN INCORPORATED
AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN
ASGN Incorporated, a Delaware corporation, hereby adopts the Amended and Restated ASGN Incorporated 2010 Employee Stock Purchase Plan, effective as of March 18, 2010, approved by stockholders on June 3, 2010, amended on September 8, 2013 and September 9, 2017, and amended and restated as of April 26, 2018. From and after the effective date of this Plan, no further options shall be granted under the On Assignment, Inc. Employee Stock Purchase Plan previously adopted on March 1, 1993 (the “Prior Plan”).
The purposes of the Plan are as follows:
(1)    To assist Eligible Employees of the Company and its Designated Subsidiaries (as defined below) in acquiring stock ownership in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan,” within the meaning of Section 423(b) of the Code (as defined below).
(2)    To help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiary Corporations.
1.DEFINITIONS. Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and the plural forms of the terms defined):
(a)    “Account” means the account established for a Participant under the Plan.
(b)    “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.
(c)    “Authorization” means a Participant’s payroll deduction authorization with respect to an Offering provided by such Participant in accordance with Section 3(b) hereof.
(d)    “Authorized Leave of Absence” means military leave, sick leave, or other bona fide leave of absence from service with the Company or a Company Subsidiary if the period of the leave does not exceed three months, or, if longer, so long as the individual’s right to reemployment with the Company or a Company Subsidiary is guaranteed either by statute or contract.
(e)    “Board” means the Board of Directors of the Company, as constituted from time to time.
(f)    “Code” means the Internal Revenue Code of 1986, as amended.
(g)    “Committee” means the committee of the Board appointed to administer the Plan pursuant to Section 12 hereof.

(h)    “Company” means ASGN Incorporated, a Delaware corporation, or any successor corporation or entity.
(i)    “Compensation” of an Employee means the regular straight-time earnings or base salary, commissions, cash bonuses and other cash incentive-type payments paid to the Employee from the Company or any Designated Subsidiary on each Payday as compensation for services to the Company or any Designated Subsidiary after deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan of the Company or any Designated Subsidiary (other than contributions made pursuant to sections 125 or 401(k) of the Code). “Compensation” does not include any overtime payments, non-cash incentive-type payments, education or tuition reimbursements, imputed income arising under any Company or Designated Subsidiary group insurance or benefit program, travel expenses, business and moving reimbursements, income received in connection with stock options, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit (other than contributions made pursuant to sections 125 or 401(k) of the Code) under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholdings.
(j)    “Date of Exercise” of any Option means the date on which such Option is exercised, which shall be the last Trading Day of the Offering Period with respect to which the Option was granted in accordance with Section 4(a) hereof (except as provided in Section 9 hereof ).
(k)    “Date of Grant” of any Option means the date on which such Option is granted, which shall be the first Trading Day of the Offering Period with respect to which the Option was granted, in accordance with Section 3(a) hereof.
(l)    “Date of Termination” means the date on which an individual ceases to be an Employee (taking into account any Authorized Leave of Absence).
(m)    “Designated Subsidiary” means any Subsidiary Corporation designated by the Committee or the Board in accordance with Section 13 hereof.
(n)    “Disability” shall have the meaning provided in an applicable employment agreement between the Participant and the Company or a Parent Corporation or Subsidiary Corporation or, if no such agreement exists or such agreement does not contain an applicable definition, Disability shall mean the Participant’s total and permanent disability as defined in section 22(e)(3) of the Code.

(o)    “Eligible Employee” means an Employee of the Company or any Designated Subsidiary who does not, immediately after the Option is granted, own (directly or through attribution) stock possessing five percent or more of the total combined voting power or value of all classes of Stock or other stock of the Company, a Parent Corporation or a Subsidiary Corporation (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, the Committee may determine in its discretion, and if so determined, shall set forth in the terms of the applicable Offering, that an Employee of the Company or any Designated Subsidiary shall not be eligible to participate in such Offering if: (1) such Employee has been in the employ of the Company or any Designated Subsidiary for less than two years (or any shorter period); (2) such Employee’s customary employment with the Company or any Designated Subsidiary is twenty hours or less per week and/or not more than five months per calendar year (or any lesser number of hours per week or months per calendar year); (3) such Employee is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer and/or (C) is subject to the disclosure requirements of Section 16(a) of the Exchange Act; and/or (4) such employee is a citizen or resident of a foreign jurisdiction and the grant of an Option under the Plan or Offering is prohibited under the laws of such foreign jurisdiction, or compliance with the laws of such foreign jurisdiction would cause the Plan or Offering to violate the requirements of Section 423 of the Code; provided, that any exclusion in clauses (1), (2), (3) and (4) shall be applied in an identical manner under each Offering to all employees of the Company and all Designated Subsidiaries, in accordance with Treasury Regulation Section 1.423-2(e).
(p)    “Employee” means an individual who renders services to the Company or a Designated Subsidiary in the status of an “employee,” within the meaning of Code Section 3401(c) and the regulations thereunder. During an Authorized Leave of Absence meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), an individual shall be treated as an Employee of the Company or Designated Subsidiary that employs such individual immediately prior to such leave. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or the Designated Subsidiary in the status of an “employee,” within the meaning of Code Section 3401(c).
(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)    “Fair Market Value” shall mean, as of any given date, the value of a share of Stock determined as follows:

(i)    If the Stock is (A) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (B) listed on any national market system or (C) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii)    If the Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(iii)    If the Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith.
(s)    “Offering” means each distinct offering of Options made under this Plan, within the meaning of Treasury Regulation 1.423-2(a).
(t)    “Offering Period” means the period, which shall be set by the Committee, with respect to which Options are granted to Eligible Employees under an Offering; provided, that the duration of any Offering Period can be no less than three months and no more than 27 months, and shall be six months unless otherwise specified by the Committee in the terms of the Offering.
(u)    “Option” means an option to purchase shares of Stock granted under the Plan to a Participant in accordance with Section 3(a) hereof.
(v)    “Option Price” means the purchase price per share of Stock determined in accordance with Section 4(b) hereof.
(w)    “Parent Corporation” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code and the regulations promulgated thereunder.
(x)    “Participant” means an Eligible Employee who has elected to participate in an Offering under the Plan, in accordance with the provisions of Section 3(b) hereof.
(y)    “Payday” means the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary or, in the case of any cash bonuses and other cash incentive-type payments, any other payment date established by the Company with respect to such amounts.

(z)    “Plan” means this Amended and Restated ASGN Incorporated 2010 Employee Stock Purchase Plan, as amended and/or restated from time to time.
(aa)     “Stock” means the shares of the Company’s Common stock, $.01 par value per share.
(bb)    “Subsidiary Corporation” means any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code and the regulations promulgated thereunder. In addition, with respect to any sub-plans adopted under Section 12(c) hereof which are designed to be outside the scope of Section 423 of the Code, Subsidiary Corporation shall include any corporate or noncorporate entity in which the Company has a direct or indirect equity interest or significant business relationship.
(cc)    “Trading Day” means a day on which the principal securities exchange on which the Stock is listed is open for trading or, if the Stock is not listed on a securities exchange, shall mean a business day, as determined by the Committee in good faith.
2.    STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 9 hereof (relating to adjustments upon changes in the Stock) and Section 11 hereof (relating to amendments of the Plan), the Stock that may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate 3,500,000 shares of Stock. The shares of Stock sold pursuant to Options granted under the Plan may be unissued shares or treasury shares of Stock, or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares is not exercised by any Participant for any reason, or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of this Plan, unless this Plan shall have been terminated, but all shares sold under this Plan, regardless of source, shall be counted against the share limitation set forth above.

3.    GRANT OF OPTIONS.
(a)    Offerings. The Company may make one or more Offerings under the Plan which may be successive and/or overlapping with one another until the earlier of: (1) the date on which the number of shares of Stock available under the Plan have been sold, or (2) the date on which the Plan is suspended or terminates. The Committee shall designate the terms and conditions of each Offering in writing, including without limitation, the Offering Period, the groups of Eligible Employees who may elect to participate in accordance with Section 3(b) hereof (which groups of Eligible Employees may vary from Offering to Offering, subject in all cases to the eligibility requirements of Section 423 of the Code and the Treasury Regulations thereunder) and any maximum number of shares of Stock that may be sold under a particular Offering, if applicable. Each Participant shall be granted an Option with respect to an Offering on the Date of Grant for the applicable Offering Period. Each Option shall expire on the Date of Exercise for such Offering Period immediately after the automatic exercise of the Option in accordance with Section 4(a) hereof, unless such Option terminates earlier in accordance with Section 5, 6 or 9 hereof. The number of shares of Stock subject to a Participant’s Option shall equal the cumulative payroll deductions authorized by such Participant in accordance with subsection (b) for the Offering Period (if any), divided by the Option Price for the Option; provided, that the number of shares of Stock subject to such Option shall not exceed the number determined in accordance with Section 3(c) hereof. In connection with each Offering under the Plan, the Committee may specify a maximum number of shares of Stock that may be purchased by any Employee pursuant to such Offering. The Company shall not grant an Option with respect to an Offering to any Employee who is not an Eligible Employee with respect to such Offering on the first day of the applicable Offering Period.

(b)    Election to Participate; Payroll Deduction Authorization. An Eligible Employee shall become a Participant in the Plan only by means of payroll deduction. Each such Participant who elects to participate in the Plan with respect to an Offering shall deliver to the Company a completed and executed written payroll deduction authorization in a form approved by the Company (the “Authorization”) within the time determined by the Company and set forth in the terms of such Offering. Each Participant’s Authorization shall give notice of such Participant’s election to participate in the Plan for such Offering (and subsequent Offerings in which such Participant is eligible to participate) and shall designate a whole percentage of such Participant’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Participant on each Payday during the Offering Period. A Participant may designate any whole percentage of Compensation that is not less than one percent and not more than a maximum percentage determined by the Committee in the Offering (which maximum percentage shall be fifty percent in the absence of such determination). A Participant’s Compensation payable during an Offering Period shall be reduced each Payday through payroll deduction in an amount equal to the percentage specified in the Authorization, and such amount shall be credited to such Participant’s Account under the Plan. A Participant may increase or decrease the percentage of Compensation designated in the Authorization, subject to the limits of this subsection (b), or may suspend the Authorization, only as provided by the Committee with respect to such Offering and set forth in the terms of such Offering. Any Authorization shall remain in effect for each subsequent Offering in which the Participant is eligible to participate, unless the Participant submits a new Authorization pursuant to this subsection (b), withdraws from the Plan pursuant to Section 5 hereof or terminates employment as provided in Section 6 hereof. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Sections 3(a), (c) and (d) hereof, the Company may reduce a Participant’s rate of payroll deductions to zero at any time during any Offering Period. Payroll deductions will recommence at the rate provided by the Participant in his or her payroll deduction authorization to the extent such payroll deductions may be applied to purchase shares of Stock in accordance with Code Section 423(b)(8) and Sections 3(a), (c) and (d) hereof, unless terminated by the Participant as provided in Section 5 hereof.
(c)    $25,000 Limitation. No Participant shall be granted an Option under the Plan which permits the Participant rights to purchase shares of Stock under the Plan, together with other options to purchase shares of Stock or other stock under all other employee stock purchase plans of the Company, any Parent Corporation or any Subsidiary Corporation subject to Code Section 423 (any such Option or other option, a “Section 423 Option”), to accrue at a rate which exceeds $25,000 of fair market value of such shares of Stock or other stock (determined at the time the Section 423 Option is granted) for each calendar year in which any Section 423 Option granted to the Participant is outstanding at any time. For purpose of the limitation imposed by this subsection, (1) the right to purchase shares of Stock or other stock under a Section 423 Option accrues when the Section 423 Option (or any portion thereof) first becomes exercisable during the calendar year, (2) the right to purchase shares of Stock or other stock under a Section 423 Option accrues at the rate provided in the Section 423 Option, but in no case may such rate exceed $25,000 of fair market value of such shares of Stock or other stock (determined at the time such Section 423 Option is granted) for any one calendar year, and (3) a right to purchase Stock or other stock which has accrued under an Option may not be carried over to any other Section 423 Option. The limitation under this subsection (c) shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

(d)    5 Percent Holders. No Employee will be granted an Option under this Plan if or to the extent that, immediately after the grant, such Employee would own stock (including stock (i) that would be attributed to such Employee pursuant to Section 424(d) of the Code, and/or (ii) that the Employee may purchase under outstanding options, regardless of whether or not the options either (A) qualify for the special tax treatment afforded by 421(a) of the Code, (B) may only be exercised in installments, or (C) may only be exercised after the expiration of a fixed period of time) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary Corporation or Parent Corporation actually issued and outstanding immediately after the grant of such Option (excluding the voting power or value of treasury share or shares authorized for issue under outstanding options held by the Employee or any other person).
4.    EXERCISE OF OPTIONS; OPTION PRICE.
(a)    Option Exercise. Each Participant automatically shall be deemed to have exercised such Participant’s Option on the Date of Exercise for an Offering Period to the extent that the balance then in the Participant’s Account is sufficient to purchase, at the Option Price for such Option, shares of the Stock subject to the Option, provided, that any portion of an Account balance that is not used to purchase shares of Stock in an Offering for any reason (including, but not limited to any balance that is sufficient only to purchase fractional shares of Stock) shall be paid to such Participant in one lump sum in cash within thirty days after the applicable Date of Exercise, without any interest thereon
(b)    Option Price Defined. The purchase price per share of Stock (the “Option Price”) to be paid by a Participant upon the exercise of the Participant’s Option on the Date of Exercise for an Offering Period shall be determined by the Committee and set forth in the applicable Offering, provided, that in all events, the Option Price shall be equal to or greater than 85% of the lesser of: (1) the Fair Market Value of a share of Stock on the Date of Exercise for such Offering Period and (2) the Fair Market Value of a share of Stock on the Date of Grant for such Offering Period.
(c)    Pro Rata Allocations. If the total number of shares of Stock for which Options are to be exercised on any date exceeds the number of shares of Stock remaining unsold under the Plan (after deduction for all shares of Stock for which Options have theretofore been exercised), the Committee shall make a pro rata allocation of the available remaining shares of Stock in as nearly a uniform manner as shall be practicable and the balance of the amount credited to the Account of each Participant which has not been applied to the purchase of shares of Stock shall be paid to such Participant in one lump sum in cash within thirty days after the Date of Exercise, without any interest thereon.
(d)    Information Statement. The Company shall provide each Participant whose Option is exercised with an information statement in accordance with Section 6039(a) of the Code and the Treasury Regulations thereunder. The Company shall maintain a procedure for identifying certificates of shares of Stock sold upon the exercise of Options in accordance with Section 6039(b) of the Code.

5.    WITHDRAWAL FROM THE PLAN.
(a)    Withdrawal Election.  A Participant may withdraw from participation in an Offering at any time, except as otherwise determined by Committee and set forth in the terms of the applicable Offering.  A Participant electing to withdraw from the Plan must deliver to the Company a notice of withdrawal in a form approved by the Committee (the “Withdrawal Election”), not later than fifteen calendar days before the Date of Exercise for such Offering Period, except as otherwise determined by Committee and set forth in the terms of the applicable Offering.  A Participant electing to withdraw from the Plan may elect in his or her Withdrawal Election to either (i) withdraw all of the funds then credited to the Participant’s Account as of the date on which the Withdrawal Election is received by the Company, in which case amounts credited to such Account shall be returned to the Participant in one lump-sum payment in cash within thirty days after such election, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s Option for such offering shall terminate; or (ii) exercise the Option for the maximum number of whole shares of Stock on the applicable Date of Exercise and after such exercise cease to participate in the Plan.
(b)    Eligibility following Withdrawal. A Participant who withdraws from the Plan with respect to an Offering, and who is still an Eligible Employee, may elect to participate again in the Plan for any subsequent Offering by delivering to the Company an Authorization pursuant to Section 3(b) hereof.
6.    TERMINATION OF EMPLOYMENT.
(a)    Termination of Employment for any Reason Other Than Death or Due to Disability Occurring Less Than Three Months Prior to the Date of Exercise. If a Participant ceases to be an Employee for any reason other than due to (i) the Participant’s death at any time during an Offering Period, or (ii) the Participant’s Disability occurring less than three months prior to the applicable Date of Exercise for an Offering Period, then any Option(s) held by the Participant on the Date of Termination shall lapse and terminate (taking into account any Authorized Leave of Absence).  Upon a termination described in this Section 6(a), amounts credited to the Participant’s Account shall be returned to the Participant in one lump-sum payment in cash within thirty days after such termination, without any interest thereon.
(b)    Termination of Employment Due to Death.  If a Participant dies while an Employee, any Option(s) then-held by such Participant may be exercised by the Participant’s estate or beneficiary to which the Option is transferred by will or the laws of descent and distribution, in accordance with Section 7 hereof, and after such exercise, the Participant’s participation in the Plan shall terminate. Notwithstanding the foregoing, the Participant’s estate or beneficiary may instead elect by giving written notice to the Committee, no later than five days prior to the applicable Date of Exercise in accordance with procedures established by the Committee, to withdraw all funds credited to the Participant’s Account upon the Participant’s death, in which case amounts credited to the Participant’s Account shall be returned to the Participant’s beneficiary or estate in one lump-sum payment in cash within thirty days after such election, without any interest thereon.

(c)    Termination of Employment Due to Disability Within Three Months Prior to the Date of Exercise.  If a Participant’s status as an Employee terminates due to Disability within three months prior to an applicable Date of Exercise, the Participant (or the Participant’s personal representative or legal guardian in the event of Disability) may elect by giving written notice to the Committee, no later than five days prior to the applicable Date of Exercise in accordance with procedures established by the Committee:
(i)    to withdraw all of the funds then credited to the Participant’s Account as of the Participant’s Date of Termination, in which case amounts credited to such Account shall be returned to the Participant (or the Participant’s guardian) in one lump-sum payment in cash within thirty days after such election, without any interest thereon; or
(ii)    to exercise the Option for the maximum number of whole shares of Stock on the applicable Date of Exercise.
7.    RESTRICTION UPON ASSIGNMENT.
(a)    An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Other than the transfer of an Option by will or the applicable laws of descent and distribution, the Company shall not recognize and shall be under no duty to recognize any assignment or alienation of any interest of the Participant in the Plan or any Option. Notwithstanding the foregoing, in the event of the death of a Participant, the Company may recognize the transfer of an Option pursuant to the operation of a will or the applicable laws of descent or distribution.
(b)    Without the consent of the Committee, no shares of Stock purchased under the Plan may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (collectively, “Transfer”) by the Participant or his or her successors prior to the first anniversary of the Exercise Date with respect to such shares, other than by will or pursuant to the laws of descent and distribution; provided, however, that the foregoing transfer restrictions shall not apply to any Transfer of shares to the Company or any Designated Subsidiary or any Transfer in connection with any transaction described in Section 9 hereof.
8.    NO RIGHTS OF STOCKHOLDERS UNTIL SHARES ISSUED. With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, unless and until such shares have been issued to the Participant following exercise of the Participant’s Option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs before the date of such issuance, except as otherwise expressly provided herein or by the Committee.

9.    CHANGES IN THE STOCK AND CORPORATE EVENTS; ADJUSTMENT OF OPTIONS.
(a)    Subject to Section 9(c) hereof, in the event that the Committee, in its sole discretion, determines that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:
(i)    the number and kind of shares of Stock (or other securities or property) with respect to which Options may be granted (including, but not limited to, adjustments of the limitation in Section 3(a) hereof on the maximum number of shares of Stock which may be purchased),
(ii)    the number and kind of shares of Stock (or other securities or property) subject to outstanding Options, and
(iii)    the Option Price with respect to any Option.
(b)    Subject to Section 9(c) hereof, in the event of any transaction or event described in Section 9(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Parent Corporation, any Subsidiary Corporation, or the financial statements of the Company or any Parent Corporation or Subsidiary Corporation, or of changes in applicable laws, regulations, or accounting principles, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken before the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i)    To provide that all Options outstanding shall terminate without being exercised on such date as the Committee determines in its sole discretion, in which case all Participant Accounts shall be refunded to the respective Participants in a lump sum in cash within thirty days after such determination, without any interest thereon;
(ii)    To provide that all Options outstanding shall be exercised before the Date of Exercise of such Options on such date as the Committee determines in its sole discretion and such Options shall terminate immediately after such exercises;

(iii)    To provide for either the purchase of any Option outstanding for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option had such Option been currently exercisable and shares issued thereunder sold, or the replacement of such Option with other rights or property selected by the Committee in its sole discretion;
(iv)    To provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and
(v)    To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Options, or in the terms and conditions of outstanding Options, or Options which may be granted in the future.
(c)    No adjustment or action described in this Section 9 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act, or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Option is not to comply with such exemptive conditions.
(d)    The existence of the Plan and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof of which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
10.    USE OF FUNDS; NO INTEREST PAID. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited to any Participant’s Account with respect to such funds.

11.    AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.
(a)    The Board or the Committee may amend, suspend, or terminate the Plan at any time and from time to time, provided that approval by the Company’s stockholders shall be required to amend the Plan: (1) to increase (other than an increase pursuant to Section 9(a) hereof) the number of shares of Stock that may be sold pursuant to Options under the Plan, or (2) in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board or the Committee, as applicable, shall be entitled to implement new or additional Offerings, change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee, as applicable, determines in its sole discretion advisable which are consistent with the Plan and Section 423 of the Code.
(b)    In the event the Board or the Committee, as applicable, determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or the Committee, as applicable, may, to the extent permitted under Section 423 of the Code, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)    altering, but not reducing, the Option Price for any Offering Period including an Offering Period underway at the time of the change in the Option Price;
(ii)    shortening any Offering Period so that the Offering Period ends on a new Date of Exercise, including an Offering Period underway at the time of such action; and
(iii)    allocating shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Participants.
12.    ADMINISTRATION BY COMMITTEE; RULES AND REGULATIONS.
(a)    Appointment of Committee. The Plan shall be administered by the Committee, which shall be composed of members of the Board. Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until the member dies, resigns or is removed from office by the Board. The Committee at its option may utilize the services of an Agent and/or employees of the Company to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

(b)    Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)    To establish Offerings and applicable Offering Periods;
(ii)    To determine when and how Options shall be granted and the provisions and terms of each Offering Period (which need not be identical);
(iii)    To select Designated Subsidiaries in accordance with Section 13 hereof; and
(iv)    To construe and interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or any Option, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effect, subject to Section 423 of the Code and the regulations promulgated thereunder.
The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.
(c)    Sub-Plans. The Committee may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 2 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.
(d)    Compensation; Professional Assistance; Good Faith Actions. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination, or interpretation.

(e)    Indemnification. To the extent allowable pursuant to applicable law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.    DESIGNATION OF SUBSIDIARY CORPORATIONS. The Board or the Committee shall designate from among the Subsidiary Corporations, as determined from time to time, the Subsidiary Corporation or Subsidiary Corporations that shall constitute Designated Subsidiaries, as reflected on Attachment 1, hereof. The Board or the Committee may designate a Subsidiary Corporation, or terminate the designation of a Subsidiary Corporation, without the approval of the stockholders of the Company.
14.    NO RIGHTS AS AN EMPLOYEE. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent Corporation or a Subsidiary Corporation or to affect the right of the Company, any Parent Corporation or any Subsidiary Corporation to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.
15.    TERM; APPROVAL BY STOCKHOLDERS. Subject to approval by the stockholders of the Company in accordance with this Section, the Plan shall be in effect until March 18, 2020, unless sooner terminated in accordance with Section 11 hereof. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within twelve months after the date of the adoption of the Plan by the Board. Options may be granted before such stockholder approval; provided, that such Options shall not be exercisable before the time when the Plan is approved by the Company’s stockholders; and, provided, further, that if such approval has not been obtained by the end of said 12-month period, all Options previously granted under the Plan shall thereupon terminate without being exercised.

16.    EFFECT UPON OTHER PLANS. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary Corporation. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation to: (a) establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
17.    CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES.
(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Stock pursuant to the exercise of an Option by a Participant, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares of Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded, and the shares of Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
(b)    All certificates for shares of Stock delivered pursuant to the Plan and all shares of Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the shares of Stock are listed, quoted, or traded. The Committee may place legends on any certificate or book entry evidencing shares of Stock to reference restrictions applicable to the shares of Stock.
(c)    The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Committee.
(d)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing shares of Stock issued in connection with any Option, record the issuance of shares of Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

18.    NOTIFICATION OF DISPOSITION. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock purchased upon exercise of an Option if such disposition or transfer is made: (a) within two years from the Date of Grant of the Option, or (b) within one year after the transfer of such shares of Stock to such Participant upon exercise of such Option. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.
19.    NOTICES. Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to any Participant shall be addressed to such Participant at such Participant’s last address as reflected in the Company’s records. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to it, him or her. Any notice which is required to be given to a Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice shall have been deemed duly given if provided through an electronic means such as email or facsimile or if enclosed in a properly sealed envelope or wrapper addressed as aforesaid at the time it is deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
20.    ADDITIONAL RESTRICTIONS OF RULE 16B-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act will comply with the applicable provisions of Rule 16b-3. This Plan will be deemed to contain, and such options will contain, and the shares issued upon exercise thereof will be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
21.    EQUAL RIGHTS AND PRIVILEGES. Except with respect to sub-plans designed to be outside the scope of Code Section 423, all Eligible Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under this Plan to the extent required under Section 423 of the Code or applicable Treasury regulations thereunder so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 or applicable Treasury regulations will, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations.
22.    ELECTRONIC FORMS. To the extent permitted by applicable state law and in the discretion of the Committee, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Committee (“Electronic Form”). Before the commencement of an Offering Period, the Committee shall prescribe the time limits within which any such Electronic Form shall be submitted to the Committee with respect to such Offering Period in order to be a valid election.
23.    HEADINGS. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

* * * * * *
I hereby certify that the Company’s 2010 Employee Stock Purchase Plan was adopted by the Board of Directors of the Company on March 18, 2010, and approved by the Company’s stockholders on June 3, 2010.
I hereby certify that the amendment to the foregoing Plan was duly approved by the Board of Directors of the Company on March 29, 2018.
Executed on this 26th day of April, 2018.

/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
SVP, Chief Legal Officer and Secretary

ATTACHMENT 1

Designated Subsidiaries

ASGN Incorporated, a Delaware corporation, and each of the entities listed below will participate in the Amended and Restated 2010 Employee Stock Purchase Plan:

Lab Support, LLC, a Delaware limited liability company
Oxford Global Resources, LLC, a Delaware limited liability company
Apex Systems, LLC, a Virginia limited liability company
CyberCoders, Inc., a California corporation
Creative Circle, LLC, a Delaware limited liability company
ECS Federal, LLC, a Delaware limited liability company